UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

(Name of Registrant As Specified in Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No:

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	4)	Date Filed:

South Dakota Soybean Processors, LLC
100 Caspian Avenue, P.O. Box 500
Volga, South Dakota 57071

NOTICE OF ANNUAL MEETING OF MEMBERS

TO BE HELD ON

JUNE 21, 2005

Members of South Dakota Soybean Processors, LLC:

Notice is hereby given that the Annual Meeting of Members of South Dakota Soybean Processors, LLC (SDSP) will be held at 7:00 pm on June 21, 2005 at the Brookings Inn located at 2500 East 6th Street, Brookings, South Dakota, 57006 for the purpose of taking the following action:

1.        Receiving the report of management on the business of SDSP and SDSP’s audited financial statements for the fiscal year ended December 31, 2004, together with the report thereon of Gordon Hughes & Banks LLP, the Company’s independent auditors;

2.        Electing seven members of the Board of Managers from the following nominees:

District 1	Rick Even, James Hegg, Kent Howell, Scott Olson and Ronald Sckerl
District 2	Ronald Gorder
District 3	Corey Schnabel
District 4	Greg Schmieding
District 5	Robert Nelsen
District 6	Jerome Jerzak, Gary Johnson and Alan Nuese
District 7	Ed Crotty, David Driessen and Jerome Schuelke

Confirmation of District 3 board member appointed by the Board of Managers in 2004 to fill a vacancy:

District 3	Steven Preszler

3.        Approving our Amended and Restated Operating Agreement incorporating amendments previously adopted by the Board of Managers;

4.        Consideration of two member proposals to amend our Operating Agreement; and

5.          To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those members of record on May 17, 2005 shall be entitled to notice of and to vote in person at the Meeting and any adjournments thereof.  The Information Statement which accompanies this notice contains additional information regarding the proposals to be considered at the Meeting and members are encouraged to read it in its entirety.

All members are cordially invited and encouraged to attend the Annual Meeting and to cast your membership vote in person. Your attendance at the Annual Meeting is important to help assure the presence of a quorum at the Annual Meeting.  If you have any questions regarding the Information Statement, please call us at (605) 627-6100.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Marvin Hope
Marvin Hope President of the Board of Managers

Volga, South Dakota

May 31, 2005

EACH MEMBER IS STRONGLY URGED TO ATTEND THE ANNUAL MEETING IN ORDER TO VOTE.  WE ARE NOT ASKING YOU FOR A PROXY OR A BALLOT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR BALLOT.

South Dakota Soybean Processors, LLC
100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

INFORMATION STATEMENT
ANNUAL MEETING OF MEMBERS
JUNE 21, 2005

VOTING INFORMATION

You may only cast your membership vote by attending the Annual Meeting of Members of South Dakota Soybean Processors, LLC (SDSP) to be held at 7:00 pm on June 21, 2005, at the Brookings Inn located at 2500 East 6th Street, Brookings, South Dakota or at any adjournment thereof.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 17, 2005 are entitled to vote at the Annual Meeting. We had 30,313,750 Class A Capital Units issued and outstanding on that date, held by 2,145 members.  Ten percent of the first 100 Class A Members present plus five percent of additional Class A Members, or a total of 113 members, represented in person at the meeting, will constitute a quorum at a meeting of the Members.  Abstentions will be treated as being present at the meeting for purposes of determining a quorum, but will not be counted as votes cast.

Each member may only cast one vote on each matter coming to a vote of the members, regardless of the number of capital units owned by such member. A more detailed explanation of your voting rights and the procedures for voting at the Annual Meeting can be found below under the “Voting Procedures” description within the description of each item to be presented to the members.

This Information Statement is being mailed to our members on or about May 31, 2005.  Our 2004 Annual Report on Form 10-K is also being mailed to members with this Information Statement.

Attendance and Voting at the Annual Meeting

You are only entitled to vote at the Annual Meeting by attending the meeting and submitting your vote in person.  We are NOT soliciting mail-in ballots or proxies in advance of the Annual Meeting.  We strongly encourage you to attend the Annual Meeting and vote your capital units at the Annual Meeting.  We are not asking you for a proxy or a ballot and you are requested not to send us a proxy or a ballot.  YOU MAY ONLY VOTE BY ATTENDING THE ANNUAL MEETING.

If you have any questions regarding the information in this Information Statement, please call Beverly Kleinjan, at (605) 627-6100.

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MATTERS TO BE VOTED UPON

I.              ELECTION OF MANAGERS

The first item for consideration at the Annual Meeting is the election of seven members of the Board of Managers to three-year terms.  Each District will elect ONE Manager.  The elected Managers will serve on the Board until the 2008 Annual Meeting.  Petition forms nominating the following members have been submitted to the Nomination Committee of the Board of Managers and been approved for presentation to the membership:

Name(s)	District	Geographic Area by State and County

Rick Even James L. Hegg Kent Howell Scott Olson Ronald Sckerl	District 1	South Dakota : Brookings

Ronald Gorder	District 2	South Dakota : Beadle, Brown, Campbell, Clark, Codington, Day, Deuel, Edmunds, Faulk, Grant, Hamlin, Hand, Hughes, Hyde, Kingsbury, McPherson, Marshall, Potter, Roberts, Spink, Sully, Walworth

Corey Schnabel	District 3	South Dakota : Aurora, Bon Homme, Brule, Buffalo, Charles Mix, Clay, Davison, Douglas, Hanson, Hutchinson, Jerauld, Lake, McCook, Minor, Sanborn, Turner, Union, Yankton

Greg Schmieding	District 4	South Dakota : Lincoln, Minnehaha, Moody

Robert Nelsen	District 5	Minnesota : Cottonwood, Jackson, Murray, Nobles, Pipestone, Rock Iowa : All Counties

Jerome L. Jerzak Gary Johnson Alan Nuese	District 6	Minnesota : Lincoln, Lyon, Redwood

Ed Crotty David Driessen Jerome Schuelke	District 7	Minnesota : All Other Counties North Dakota : All Counties All Other States

The Board of Managers has not taken a position on recommending any of the above nominees for election by the members.

Voting Procedures for Election of Managers

Each member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting—regardless of the number of capital units he or she owns. Each member may vote for ONE Board nominee from his or her geographic district only.  Only members present at the Annual Meeting will be entitled to vote.  Provided that there is a quorum, the person receiving a plurality of the votes cast for his or her geographic district will be elected.

The voting district for individual members is determined by the location of your residence, and members that are partnerships, firms, corporations, unincorporated associations, or cooperatives are included in the district where your chief executive office is located. If your residence or chief executive office is outside South Dakota, Minnesota, Iowa or North Dakota but you have a farming operation in one of those states, then you are assigned to the district in which your farming operation is located. If you do not have a residence, chief executive office, or farming operation in South Dakota, Minnesota, Iowa, or North Dakota, then you are assigned to District 7.

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Information About Nominees

The following table sets forth certain information, with respect to the nominees for Manager of the Company. The number of capital units beneficially owned by the nominees for Manager and the continuing Managers is set forth below under “Security Ownership of Certain Beneficial Owners, Management and Nominees.”

Name, Address, Telephone and Board Position, if any

Age

Prior Board Member

District

Occupation and Background

Rick Even 49504 201th St. Elkton, SD 57026	51	—	1	Rick has been a farmer for the past 27 years and has also been a roofing and insulation contractor for the past 30 years. He is also a member of the Board of Deacons of Prairie Winds Baptist Church.

James L. Hegg 46765 205th St. Bruce, SD 57220

62

—

1

James has been a rancher for the past 39 years. James has also been a broker associate for Hegg Realtor since 1999. He is also the secretary of Ag First Coop in Brookings, South Dakota and a road supervisor for the Sterling Township Board. James received his B.S. from South Dakota State University in Brookings, South Dakota in 1966.

Kent Howell 212981 464th Ave. Volga, SD 57071

49

—

1

Kent has been a farmer for the past 28 years. Kent is the secretary of Volga Coop Oil Co. and Meadow Creek Golf Course and the secretary/treasurer of the Volga Fire Department. Kent received his B.S. from South Dakota State University in Brookings, South Dakota in 1977.

Scott Olson 21395 462nd Ave. Volga, SD 57071

45

—

1

Scott has been a farmer for the past 27 years. Scott is the vice president of Sinai Coop Elevator.

Ronald Sckerl 47717 S.D. Hwy 324 Aurora, SD 57002

53

—

1

Ronald has been a farmer for the past 8 years. He is the chairman of the Trenton Township Board of Supervisors and treasurer of the Brookings Rural Fire Board of Directors. Ronald received his B.S. in natural science from South Dakota State University in 1973 and a B.S. in commercial economics from South Dakota State University in 1987. He also completed United States Air Force training in 1975. Ronald was convicted of driving while intoxicated in 2001.

Ronald J. Gorder 19196 471st Ave. Estelline, SD 57234	42	—	2

Ronald has been a farmer for the past 22 years. He is president of Trinity Church in Estelline and vice president of the Estelline School Board. He is also president of the South Dakota Soybean Association. Ronald received a B.A. from Concordia College in Moorhead, Minnesota in 1982.

Corey Schnabel 43555 273rd St. Freeman, SD 57029-9760	46	1994-2004	3

Corey has been a farmer for the past 24 years. He is also a Grandview Township Supervisor. He belongs to the South Dakota and National Corn Growers Association, the South Dakota and American Simmental Association. He is also a former director of

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Name, Address, Telephone and Board Position, if any

Age

Prior Board Member

District

Occupation and Background

the South Dakota Corn Growers Association and National Corn Growers Association. Corey is a graduate of Lake Area Technical Institute in Watertown, South Dakota. He earned an Associate degree in Ag Business in 1980. Corey is a brother-in-law of Steven Preszler who was appointed to the board in 2004 and is standing for confirmation by the members of District 3.

Greg Schmieding 6213 S. Doral Tr. Sioux Falls, SD 57108

50

—

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Greg has been a senior vice president of Metavante since July 1994. Prior to that, Greg was a senior vice president of First Data Corp. for two years and employed by for IBM for over eleven years. Greg also currently manages family farm operations in South Dakota and Iowa. He received his B.S. degree from South Dakota State University in 1977 and his M.B.A. degree from the University of South Dakota in 1981.

Robert Nelsen 1173 280th Ave. Westbrook, MN 56183	65	1995-2004	5

Robert has been a farmer for the past 44 years. He is a state director of the Minnesota Soybean Growers Association and a board member of the Murray County Corn and Soybean Growers. He is also on the executive board of the Lions Club of Westbrook, Minnesota, where he is a state director.

Jerome L. Jerzak 2974 County Hwy 5 Ivanhoe, MN 56142	58	—	6	Jerome has been a farmer for the past 41 years. He is a board member of the Ivanhoe elevator cooperative and the Ivanhoe school board.

Gary L. Johnson 3212 State Hwy 271 Hendricks, MN 56136	39	—	6

Gary has been a farmer for the past 18 years. He is treasurer of the Hendricks School Board and a member of the Hendricks Business Club. Gary received a B.S. degree from South Dakota State University in 1987. Gary is a cousin to Gerald Moe, a current board member whose term is expiring in 2005.

Alan Nuese 2948 Co. Rd. 102 Hendricks, MN 56136	43	—	6

Alan has been a farmer for the past 26 years. He is vice president of the Lincoln County Extension Board and president of the Hendricks Farmers Library. He is a member of the Hendricks School Board. He received an associate’s degree in production agricultural from Canby Vo-Tech School in 1982.

Ed Crotty R.R. 2 Box 57 Hillsboro, ND 58045	56	—	7

Ed is a farmer and real estate agent. He has also owned a small construction company since 2003. Ed was a harvest supervisor of American Crystal Sugar from 1999 to 2003. He is a board member of Health and Humanities in Hillsboro, North Dakota and also a board member of St. Rose Church. Ed received a degree in diesel mechanics from North Dakota State School of Science in Wahpeton, North Dakota in 1969.

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Name, Address, Telephone and Board Position, if any

Age

Prior Board Member

District

Occupation and Background

David Driessen 105 4th St. West Canby, MN 56220	50	—	7	David has been a farmer for the past 28 years. He is a director of the Canby Farmers Grain Coop. He received his B.A. degree in 1977 from Southwest State University in Marshall, Minnesota.

Jerome J. Schuelke 1628 331st Ave. Boyd, MN 56218	61	—	7

Jerome has been a farmer for the past 32 years. Jerome has also been a crop insurance agent since 1998. Jerome is president of St. James Catholic Aide in Dawson, Minnesota. Jerome has also been a past director, president and state director of Lac Qui Parle County Pork Producers, past treasurer of Johnson Memorial Hospital and a past president of Dawson Jaycees. He received his B.S. in Ag Engineering from North Dakota State University in 1965 and his master’s degree in Ag Engineering from the University of Minnesota in 1967.

Confirmation of Steven Preszler as District 3 Manager

In addition to the election of seven members of the Board of Managers to three-year terms.  Members of District 3 will be asked to confirm the appointment of Steven Preszler as a Manager serving on the Board until the 2007 Annual Meeting.  Mr. Preszler was appointed by the Board of Managers in July 2004 to fill the vacancy resulting from the fact that Mr. Corey Schnabel was not eligible for election after certain member proposals to remove or extend the term limits presented at the 2004 Annual Meeting did not pass.

Name, Address, Telephone and Board Position, if any

Age

Board Member Since

District

Occupation and Background

Steven C. Preszler 28708 433rd Ave. Menno, SD 57045 (605) 387-5228	46	2004	3

Steven has been a farmer for the past 27 years. He is director and vice president of Lumber Yard Board. Steven is also the past president of Jaycees of Menno and treasurer of the Salem Reformed Church. Steven is a brother-in-law of Corey Schnabel who is a nominee to be a board member representing District 3.

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II.            APPROVAL OF AMENDMENTS TO OPERATING AGREEMENT

The second item for consideration at the Annual Meeting is the ratification of amendments to the Operating Agreement that have been previously adopted by the Board of Managers.  Under Section 14.10 of the Operating Agreement, the Board of Managers may amend the Operating Agreement, provided that any such amendment is approved by the Members at the next annual meeting.

The Board of Managers has adopted the following amendments to the Operating Agreement since the last annual meeting and recommends they be approved by the Members.  The majority of the amendments to the Operating Agreement were adopted in December 2004 in response to comments from state securities regulators as part of the registration process for the new offering of capital units.  Certain other amendments to the Operating Agreement were adopted as part of SDSP’s request for a private letter ruling from the IRS to establish that its proposed form of capital units transfer system and third-party trading service would be covered by the IRS safe-harbors for publicly traded partnerships.

Attached as Exhibit A to this Information Statement is a copy of the Amended and Restated Operating Agreement incorporating all of these amendments.  The following is only a summary of the amended provisions.  You are urged to review the Amended and Restated Operating Agreement in its entirety.

•      Section 1.7 Capital Account – Added to provide a definition of capital account.

•      Section 3.5 Information – Revised to expand the rights of members to access SDSP’s records and to obtain copies of member lists.

•      Section 3.15 Quorum of Members – Revised to clarify the quorum requirement.

•      Section 4.3 Redemption – Revised (i) to extend the cure period from 240 days or 12 months to 24 months; (ii) to require additional fiduciary responsibility of the Board of Managers to ensure that transferees are aware of consequences, including sending written notices prior to redemption, (iii) to eliminate the ability to redeem a bankrupt member, unless transferee fails to become a member, and (iv) to require payment of original purchase price less cumulative distributions if that amount is more than $.20 per unit.

•      Section 5.1(c) Minimum Investment – Revised to eliminate the 240 day requirement for meeting the 2,500 unit minimum ownership requirement in order to conform with the changes made to Section 4.3.

•      Section 5.1(d) Maximum Investment – Revised to add a reference to SDSP’s right to redeem units that a member acquires in excess of the 1.5% maximum ownership limitation.

•      Section 5.5 Capital Accounts – Revised to provide the Board of Managers with flexibility in making allocations to capital accounts in order to achieve equitable results.

•      Section 6.1 Allocations and Distributions – Revised to clarify that allocations and distributions will be made based on capital accounts as well as the provisions of Article 6.

•      Section 6.3 Allocation of Income, Gain, Loss, Deductions and Credits – Revised to clarify that allocations and distributions will be made based on capital accounts as well as the provisions of Article 6.

•      Section 6.4(a) Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets– Revised to equalize member capital accounts so that in the event of a sale of the business each member will receive an amount that is exactly proportionate to the number of capital units held by such member.

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•      Section 8.1(a)(vii) Management by Board of Managers – Revised to require that any contract by SDSP with a member or affiliate of SDSP must be approved by a majority of the disinterested board members.

•      Section 8.1(d) Management by Board of Managers – Revised to narrow the definition of a disinterested Board member to a person that does not have a financial interest or affiliation in the contract or agreement to be approved.

•      Section 8.18(a) Expenses of the Company — Revised to clarify that reimbursements to Board members are only for costs associated with service on the Board.

•      Section 9.1 Indemnification – Revised to add a limitation on indemnification.  Most of the limitation provision was previously applicable under South Dakota law, but is now included in the Operating Agreement.  Section 9.1, as revised, differs from South Dakota law in that an officer or non-independent member or manager is not entitled to indemnification in the event of negligence or misconduct as opposed to gross negligence or misconduct.

•      Section 9.2(b) Liability of Company – Revised to expand the liability of an officer, member or manager to SDSP to parallel the change in Section 9.1.  As revised, an independent member or manager is liable to SDSP in the event of gross negligence or misconduct and an officer or non-independent member or manager is liable to SDSP in the event of negligence or misconduct.

•      Section 9.3 Advance Payment – Added to provide the parameters regarding when it is permissible for SDSP to advance costs to an officer, member or manager when indemnity is sought.

•      Section 9.4 Insurance – Added to allow SDSP to acquire insurance to cover its indemnification obligations, subject to the limitations in Section 9.1.

•      Article 11 Bankruptcy of a Member – Revised to require bankrupt members to place their capital units for sale in the trading system at a price low enough to be reasonably expected to generate a sale.  In the event that the sale is not completed or the bankruptcy court does not allow the sale through the transfer system to occur, then the capital units may be transferred to a successor in interest but only if the transferee agrees to comply with the terms of the Operating Agreement.

•      Section 14.1 Books and Records – Revised to expand members’ access to books and records of SDSP.

•      Section 14.6 Governing Law/Jurisdiction – Revised to permit a member to bring suit in Minnesota or South Dakota.

•      Prior Section 14.8 Notice to Members – Prior Section 14.8 which previously provided that members acknowledge notice of all provisions of the Operating Agreement was deleted in its entirety.  Members are now alerted to the importance of reading the Operating Agreement on the cover page of the document.

The Board of Managers recommends that you vote FOR approval of the Amended and Restated Operating Agreement attached as Exhibit A.

Voting Procedures for Ratification of Amendments of Operating Agreement

As stated above, each member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting—regardless of the number of capital units he or she owns.  Only members present at the Annual Meeting will be entitled to vote.  Provided that a quorum is present at the Annual Meeting, approval by a majority of the members voting on the ratification is required to ratify the amendments to the Operating Agreement and adopted in form of the Amended and Restated Operating Agreement attached as Exhibit A.

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III. MEMBER PROPOSALS

                The third item for consideration at the Annual Meeting will be discussion and voting on two member proposals submitted to the Board of Managers to amend certain provisions of our Operating Agreement.

•     The first is a proposal submitted by A. Arnold Stelter to extend the existing term limits for Board members from three consecutive three year terms to four consecutive three year terms.  A complete copy of Mr. Stelter’s proposal is attached as Exhibit B hereto.

•     The second is a proposal submitted by Gary Wertish to increase the tax distribution from 30% of net income to 80% of net income.  A complete copy of Mr. Wertish’s proposal is attached as Exhibit C hereto.

Each of the proposals will be discussed and voted upon separately at the Annual Meeting.  We strongly encourage you to attend the Annual Meeting so that you can participate in the discussion and consideration of these proposals.

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BOARD OF MANAGERS AND COMMITTEES

The table below describes important information about the members of the Board of Managers that are not subject to reelection at the 2005 Annual Meeting and are continuing in office.  Messrs. Daniel Feige, Marvin Goplen, Marvin Hope, James Jepsen, Gerald Moe, Maurice Odenbrett, and Lyle Trautman are not eligible to seek re-election.

Name, Address, Telephone and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Paul Barthel 22308 486th Ave. Elkton, SD 57026	35	1996	2006

Paul has been a farmer for the past 18 years. He is a member of the South Dakota Soybean Association, and the South Dakota Corn Growers. Paul graduated from South Dakota State University in Brookings, SD in 1992 with a major in Ag Business and minor in Agronomy.

Dean Christopherson 32732 Quine Ave. Worthington, MN 56187	56	2004	2007

Dean has been a farmer for the past 32 years. He is president of Nobles County Farm Bureau and a 4-H leader. He is a past director of SouthWest Farm Management and AMPI. Dean is a trustee and committee member of First Covenant Church in Worthington, MN. He attended Worthington Community College for two years and the University of Minnesota for one year.

Wayne Enger 2090 180th Street Madison, MN 56256	51	2004	2007

Wayne has been a farmer for the past 30 years. He is secretary of the State Line Farmers Cooperative Elevator and was a board member of the Lac Qui Parle County Soybean Producers. Wayne has served as president and treasurer of the Midwest Cattlemen’s Association and is a former member of the Garfield Lutheran Church Board. Wayne graduated from University of Minnesota-Morris in 1975 with a bachelor’s degree in mathematics and German literature.

Ryan J. Hill 36327 210th St. Brewster, MN 56119	55	1995	2006

Ryan has been a farmer for the past 30 years. He belongs to the National and Minnesota Corn and Soybean Growers Associations. Ryan attended Worthington Junior College, and participated in the U.S. Navy Engineering metallurgy program in 1969.

Peter Kontz 47068 223rd St. Colman, SD 57017	61	1998	2007

Peter has been a farmer for the past 37 years. He is a member of the South Dakota Cattlemen’s Association (Treasurer for four years), South Dakota Corn Growers Association, and the South Dakota Soybean Association. He attended the School of Agriculture in Brookings, SD.

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Name, Address, Telephone and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Laron Krause 47244 181st St. Clear Lake, SD 57226	42	2004	2007

Laron has been a farmer for the past 26 years. He is a member of the South Dakota Soybean Association and a former president of the South Dakota Soybean Association, and a member of the Deuel County Memorial Hospital Board of Directors. Laron graduated from Canby Vocational Tech in Canby, MN in 1980 with a degree in Production Agriculture.

Bryce Loomis 19989 464th Ave. Bruce, SD 57220-5113	61	1998	2007	Bryce has been a farmer and seed sales representative for the past 36 years. He belongs to the National Corn Growers Association, the South Dakota Soybean Producers Association, and the Farm Bureau.

Dale Murphy 102 E. 2nd Ave. PO Box 686 White, SD 57276 (605) 629-6181	73	1994	2006

Dale is a retired farmer, and was an active farmer for the previous 38 years. He was a director of the First National Bank in White, SD during 1987-1999. Dale attended Nettleton Commercial College in Sioux Falls, SD and earned a certificate in auditing and accounting in 1957.

Daniel Potter 31012 County Highway 6 Redwood Falls, MN 56283	72	1995	2006

Daniel has been a farmer for the past 52 years and is a 50% owner of Potterosa Farms, Inc. He belongs to the Redwood County Cattlemen’s Association, and the National Cattlemen’s Association. He is also a supervisor of the Redwood Soil and Water Conservation District and chairs the church Admin Council.

Rodney Skalbeck 80903 160th St. Sacred Heart, MN 56285 (320) 765-2542	70	1995	2006

Rodney has been a farmer for the past 51 years. He belongs to the Farmers Union, Land Stewardship Project and is a former Director of the Farm Credit association where he has had positions as chairman and vice chairman. He is also a former school board member and church board member and treasurer.

Delbert Tschakert 16150 442nd Ave. Florence, SD 57235	48	1994	2006

Delbert has been a farmer for the past 26 years, producing corn, soybeans, and hay commodities. He is a member of the South Dakota Soybean Association, the South Dakota Corn Growers Association, and former President of the South Dakota Soybean Association. Delbert is a graduate of South Dakota State University in Brookings, SD. In 1977, he received his BS in Ag Communications with a minor in Economics.

Anthony Van Uden 3461 300th Ave. Cottonwood, MN 56229	66	1996	2007

Anthony has been a farmer for the past 44 years. He is a member of Minnesota Soybean Association, and the American Legion. He is a past Director of the Farmers Elevator Company, Cottonwood, MN, Lucas Town board, as Chairman, and the Lyon County Planning and Zoning Committee.

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Name, Address, Telephone and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Ardon Wek Secretary 43958 288th St. Freeman, SD 57029	46	1996	2006

Ardon has been a farmer for the past 26 years. He is a member of the South Dakota Corn Growers, and the South Dakota Soybean Association. Ardon graduated from Mitchell Technical College in Mitchell, SD. His major was Architectural Drafting, and Building Construction.

Compensation of Board of Managers

Members of the Board of Managers are currently provided a per diem payment for services performed in the amount of $150 for each function requiring more than four hours, and $75 for each function requiring less than four hours. In addition to the per diem fee, mileage reimbursement is provided at current IRS rates.

Committees of Board of Managers

The Board of Managers has formed the following committees: finance and audit committee, nomination committee, governance committee, public relations committee, and planning committee.

Board Meetings

The Board of Managers held 12 regularly scheduled meetings during the fiscal year ended December 31, 2004.  Except for Dean Christopherson, each Manager attended at least 75% of the meetings of the Board of Managers and the committees of which each was a member during the fiscal year ended December 31, 2004 (Mr. Christopherson attended 73% of the meetings). All of the Managers attended the annual meeting held in June 2004.  The Board encourages its members to attend the annual meeting of members.

Audit Committee

Composition, Charter and Meetings

Our Audit Committee reviews the services provided by our independent auditors, consults with our independent auditors, and reviews the need for internal auditing procedures and the adequacy of internal controls.  The current members of the Audit Committee are Daniel Potter, who serves as the chairperson of the committee, Wayne Enger, Dan Feige, Maurice Odenbrett, Anthony Van Uden, and Ardon Wek.  We believe that the members of the Audit Committee are independent within the meaning of the rules of the NASDAQ Stock Market.  The Audit Committee held 16 meetings during the fiscal year ended December 31, 2004.

The Audit Committee acts under an Audit Committee Charter which is reviewed annually by the Audit Committee.  The Audit Committee Charter was adopted on May 21, 2004.  The full text of the Audit Committee Charter was attached to the Information Statement for the 2004 Annual Meeting as Annex 1.  The Audit Committee Charter is used by the Audit Committee to guide its activities.

Audit Committee Report

The following report was delivered to our Board of Managers by the Audit Committee on April 15, 2005. The following Audit Committee report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews our financial reporting process on behalf of the Board of Managers. Our management has the primary responsibility for the financial statements and the reporting process. Our independent

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auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2004. The Audit Committee has discussed with Gordon, Hughes & Banks LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Gordon, Hughes & Banks LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Managers that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

THE AUDIT COMMITTEE
Daniel Potter, Chair
Wayne Enger
Dan Feige
Maurice Odenbrett
Anthony Van Uden
Ardon Wek

Independent Accountants

The fees paid to Eide Bailly LLP in 2004, by category, were as follows:

Audit fees	$76,555
Audit-related fees	$916

(essentially, assurance and related services related to the audit)

Tax fees	$20,754
All other fees	$4,739

The fees paid to Eide Bailly LLP in 2003, by category, were as follows:

Audit fees	$53,234
Audit-related fees	$2,985

(essentially, assurance and related services related to the audit)

Tax fees	$23,447
All other fees	$4,679

“Audit related fees” were for out-of-pocket expenses.  “All other fees” were for the fees associated with the acquisition of USSC.

We did not pay any fees in 2004 or 2003 to Gordon, Hughes, & Banks, LLP.

The Audit Committee Charter provides that the Audit Committee shall approve in advance any fees related to non-audit services.  Accordingly, our auditor submits to the Audit Committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services.  During 2004, all such non-audit fees were pre-approved by the Audit Committee.

Nomination Committee

In March 2004, we established a Nomination Committee and adopted a Nomination Committee charter that is available for review on our website at http://www.sdsbp.com.  The members of the Nomination Committee for the 2005 Annual Meeting were Paul Barthel, Ryan Hill, Dale Murphy, Rodney Skalbeck, Delbert Tschakert, Tony VanUden, and Ardon Wek.  New members will be selected for the Nomination Committee for the 2006 Annual

14

Meeting.  The Nomination Committee held 2 meetings during the fiscal year ended December 31, 2004.  The Nomination Committee reviews the nomination petition forms submitted by members and may search for and contact potential nominees for positions on the Board of Managers.  We believe that the members of the Nomination Committee are independent within the meaning of the rules of the NASDAQ Stock Market.

Nomination of Directors

A member who wishes to recommend a prospective nominee for the Board of Managers next year should send a letter to the attention of the Nomination Committee.  The letter should include whatever supporting material the member considers appropriate.  Nominations for election to the Board to be considered at the 2006 Annual Meeting must be submitted in writing to the South Dakota Soybean Processors, LLC Nomination Committee at our office, PO Box 500, 100 Caspian Ave., Volga, South Dakota 57071-0500 no earlier than January 1, 2006 and no later than March 31, 2006.

Once the Nomination Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the Nomination Committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•      the need for additional Board of Director members to fill vacancies or expand the size of the Board; and

•      the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Nomination Committee determines (in consultation with the other managers as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Nomination Committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant, including his or her:

•      experience in the Company’s core business or ancillary markets;

•      ability to represent the interests of the members of the Company;

•      standards of integrity, commitment and independence of thought and judgment; and

•      ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.

The Nomination Committee also considers such other relevant factors as it deems appropriate, including:

•      the current composition of the Board of Managers, and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board of Managers; and

•      the evaluations of other prospective nominees.

After completing this evaluation, the Nomination Committee determines whether or not a nominee should be presented for election by the members.  The same standards and processes are applied to nominees identified by the Nomination Committee or members.

Communications With Board

Members and other parties interested in communicating directly with the Board of Managers may do so by writing to the Board of Managers at the Company or to an individual member of the Board of Managers.

Compensation Committee

There is no standing compensation committee of the Board of Managers.

15

MANAGEMENT AND EXECUTIVE OFFICERS

The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the Board of Managers and can be terminated without notice.

Name	Age	Position

Rodney G. Christianson	51	Chief Executive Officer
Thomas J. Kersting	42	Commercial Manager
James A. Seurer	41	Chief Financial Officer

Rodney G. Christianson, Chief Executive Officer. Rodney joined us as the Chief Executive Officer when operations began in 1996. With 20 years of service with Cargill, Inc. in its Food, Industrial, and Oilseed Sectors, Rodney came to us with significant operational and managerial experience in the U.S. and Brazil. A member of the management team for the Greenfield construction and start up of Cargill’s sunflower plant in West Fargo, North Dakota, Rodney’s experience helped direct our difficult startup toward a financially successful first year of operations.

Rodney is a Minnesota farm native, and received his B.S. in Engineering from North Dakota State University. He holds a Professional Engineer’s License.

Rodney has complete responsibility for our operations.

Thomas J. Kersting, Commercial Manager. Tom joined us as the Procurement Manager when operations began in 1996, and since 1998 has served as the Commercial Manager. Tom was affiliated with Harvest States Cooperative from July 1988 until May 1996. Tom held such positions as Market Analyst/Advisor and Head Procurement Merchandiser for Harvest States Cooperative throughout North Dakota, South Dakota, and Minnesota. As a market analyst, Tom assisted grain elevator profitability by using advanced management and marketing techniques while incorporating specific risk management procedures.

Tom graduated from the University of Minnesota’s College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management. Tom is a licensed commodity broker, a director of the National Oilseed Processors Association, a voting member of the National Biodiesel Board and our contact for the Chicago Board of Trade.

Tom is responsible for all futures trading strategies, as well as merchandising commodity products, and soybean and natural gas procurement.

James A. Seurer, Chief Financial Officer.  After spending nearly 18 years in the financial institution industry, Jim joined us as Chief Financial Officer on March 14, 2005.  Most recently, Jim has 4 years of service with Red Rocks Federal Credit Union in Highlands Ranch, Colorado (Denver) as Vice President/Chief Financial Officer.  Jim also has 14 years of service as a Federal Examiner and Problem Case Officer with the National Credit Union Administration and he spent a short time in a similar capacity with the State of Colorado.

Jim received a B.S. in Business Administration with emphasis in Accounting and Business Management in 1986 from Northern State University in Aberdeen, SD.  Jim is a licensed Certified Public Accountant (CPA) in the State of Colorado and a member of the Colorado Society of CPAs.

16

COMPENSATION OF MANAGEMENT AND EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth all the compensation we paid during the years ended December 31, 2004, 2003, and 2002 to our principal executive officer and each officer paid over $100,000 in our last fiscal year (the “named executive officers”).  Jim Seurer was hired as our Chief Financial Officer as of March 14, 2005 and received no compensation from us during the years ended December 31, 2004, 2003, and 2002.  No other officers received total compensation exceeding $100,000 during the year ended December 31, 2004.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)

Rodney G. Christianson	2004	245,833	20,894	4,590	—	—	—	4,196
Chief Executive Officer	2003	200,000	36,190	3,855	—	—	—	3,855
	2002	200,000	64,528	3,625	—	—	—	3,597

Thomas J. Kersting	2004	110,750	14,200	—	—	—	—	2,780
Commercial Manager	2003	103,792	12,500	—	—	—	—	13,299
	2002	99,167	24,000	—	—	—	—	11,520

On February 1, 2004, we entered into a four-year employment agreement with Mr. Christianson that expires on January 31, 2008.  Under the employment agreement, Mr. Christianson will receive an annual salary of $250,000 through August 31, 2005 and an annual salary of $300,000 for the remaining term of the Agreement.  Mr. Christianson is also entitled to receive an incentive bonus equal to one-half of one percent of net income before taxes and member distributions, excluding certain extraordinary items of income and expense, on up to $5.0 million net income, or 1% of net income before taxes and member distributions if net income exceeds $5.0 million. Mr. Christianson may elect to have his incentive bonus paid directly or deferred.  Mr. Christianson is also entitled to participate in 401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees and a vehicle to be used for business purposes. Mr. Christianson is entitled to eighteen months of severance pay in the event that we terminate his employment during the term of the agreement, other than for cause. Mr. Christianson’s employment contract is terminable at will by the Board of Managers without cause, and may be terminated by Mr. Christianson with 60 days’ notice.  The employment agreement also includes a two-year non-competition provision.

Mr. Kersting has an employment agreement with us that is terminable at will. Mr. Kersting receives a base salary and is entitled to participate in 401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees, including the employee profit sharing program which allocates 4% of net profits over $2 million to all employees other than Mr. Christianson. Individual amounts are allocated and distributed to employees based on a formula that takes into account current salary level, level of responsibility and the impact of the employee’s position on profits.

Messrs. Christianson and Kersting also have a deferred compensation plan that provides “phantom” capital units.  Messrs. Christianson and Kersting’s initial grants under these plans are fully vested.  On February 1, 2004, Mr. Christianson received an additional grant under an amended and restated deferred compensation plan.  Under both the original and amended plan, we will pay an amount equal to the fair market value of the participant’s vested phantom capital units in five annual substantially equal installments beginning upon the earlier of termination of employment with us or his 65th birthday.

Mr. Seurer’s employment with us is terminable at will.  Mr. Seurer receives a base salary and is entitled to participate in 401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees, including the employee profit sharing program.

17

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, MANAGEMENT AND NOMINEES

The following table sets forth the beneficial ownership of our outstanding capital units by our Board members and named executive officers as of May 17, 2005.  As of that date, no person beneficially owned more than 5% of our capital units.

Name and Address of Beneficial Owner (1)	Number of Votes Beneficially Owned	Voting Percentage		Number of Capital Units Beneficially Owned	Ownership Percentage

Paul Barthel, Manager	1		*	20,500		*
Rodney Christianson, CEO (2)	1		*	25,500		*
Dean Christopherson, Manager	1		*	30,000		*
Wayne Enger, Manager	1		*	13,000		*
Dan Feige, Vice President, Manager	1		*	31,500		*
Marvin Goplen, Manager (3)	1		*	20,500		*
Ryan Hill, Manager (4)	2		*	24,500		*
Marvin Hope, President, Manager (5)	1		*	83,500		*
Jim Jepsen, Manager	1		*	35,000		*
Tom Kersting, Commercial Manager	—		*	—		*
Peter Kontz, Manager (6)	2		*	119,000		*
Laron Krause, Manager	1		*	20,000		*
Bryce Loomis, Manager (7)	1		*	40,000		*
Gerald Moe, Manager (8)	1		*	50,000		*
Dale Murphy, Manager (9)	1		*	96,000		*
Maurice Odenbrett, Manager	1		*	40,000		*
Daniel Potter, Manager (10)	2		*	16,500		*
Steven C. Preszler, Manager	1		*	17,000		*
Jim Seurer, CFO	—		*	—		*
Rodney Skalbeck, Manager	1		*	113,500		*
Lyle Trautman, Manager (11)	1		*	14,500		*
Delbert Tschakert, Manager (12)	2		*	50,000		*
Tony Van Uden, Manager	1		*	60,000		*
Ardon Wek, Secretary, Manager (13)	1		*	35,000		*

Managers and Executive Officers, as a group	26	1.24%		955,500	3.15%

*	Percentage of shares beneficially owned does not exceed 1% of the class.
(1)	The addresses for each of the individual managers listed are set forth under Board of Managers above.
(2)	Represents capital units owned of record by Mr. Christianson’s wife, Heidi Christianson.
(3)	Represents capital units owned of record by the Marvin and Mary Ann Goplen Revocable Living Trust of which Mr. Goplen is a trustee.
(4)	Includes 11,000 capital units owned of record by Mr. Hill’s wife, Naomi Hill.
(5)	Represents capital units owned of record by the Marvin H. Hope Trust of which Mr. Hope is a trustee.
(6)	Includes 73,000 capital units owned of record by Mr. Kontz’s wife, Alyce Kontz.
(7)	Represents capital units owned jointly with Mr. Loomis’s wife, Georgean Loomis.
(8)	Represents capital units owned jointly with Mr. Moe’s wife, Kaye Moe.
(9)	Represents capital units owned of record by the Dale F. Murphy Revocable Trust of which Mr. Murphy is a trustee.
(10)	Includes 7,500 capital units owned of record by Potterosa Farms, Inc. of which Mr. Potter is a co-owner.
(11)	Represents capital units owned jointly with Mr. Trautman’s wife, Pam Trautman.

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(12)	Includes 21,500 capital units owned of record by Mr. Tschakert’s wife, Kay Tschakert.
(13)	Represents capital units owned of record jointly with Mr. Wek’s wife, Sheila Wek.

The following table sets forth the beneficial ownership of our outstanding capital units by the nominees for managers that are not currently members of the Board of Managers as of May 17, 2005.

Name of Beneficial Owner	Number of Votes Beneficially Owned	Voting Percentage		Number of Capital Units Beneficially Owned	Ownership Percentage

Rick Even(1)	1		*	15,000		*
James Hegg	1		*	7,500		*
Kent Howell(2)	2		*	80,000		*
Scott Olson	1		*	45,000		*
Ronald Sckerl	1		*	10,500		*
Ronald Gorder(3)	1		*	50,000		*
Corey Schnabel	1		*	15,000		*
Greg Schmieding	1		*	8,750		*
Robert Nelson	1		*	8,500		*
Jerome Jerzak	1		*	22,500		*
Gary Johnson	1		*	9,000		*
Alan Nuese	1		*	7,500		*
Ed Crotty	1		*	62,000		*
David Driessen	1		*	45,000		*
Jerome Schuelke	1		*	26,500		*

*	Percentage of shares beneficially owned does not exceed 1% of the class.
(1)	Represents capital units owned of record by Even’s Northfork Farms Inc. of which Mr. Even is an owner.
(2)	Includes capital units owned of record by Howell Farms of which Mr. Howell is an owner.
(3)	Represents capital units owned of record by Gorder Dairy Farm of which Mr. Gorder is an owner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The individual Board members, nominees and executive officers of SDSP have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and SDSP, except for continuing employment agreements, as described above under “Compensation of Management and Executive Officers,” and the Operating Agreement of SDSP, and soybean or soybean product sales and purchases that are on the same terms available to the public. The Board Members receive a per diem fee and other reimbursement and compensation for their Board services, as described above under “Board of Managers – Compensation Board of Managers.”  The executive officers receive compensation as executive officers as described above under “Compensation of Management and Executive Officers.”

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of our capital units and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish us with copies of such reports. Specific due dates for these reports have been established and we are required to disclose in this report any failure to file on a timely basis by such persons.  To our knowledge, based solely upon a review of copies of such reports received by us which were filed with the SEC from January 1, 2004 through May 17, 2005, and upon written representations from such persons that no other reports were required, we believe that all reports required to be filed under Section 16(a) for 2004 have been timely filed with the SEC, other than the Form 3s filed by Messrs. Dean Christopherson, Wayne Enger, and Laron Krause following their election to our Board.

19

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of this Information Statement.

AUDIT MATTERS

A representative of the firm of Gordon Hughes & Banks LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from members.  We have not yet selected our principal accountant for the fiscal year ending December 31, 2005.  Because our capital units are not publicly traded on an exchange, ratification or approval by our members of the selection of our principal accountants is not required.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2006 Annual Meeting of Members must be received by the Company no later than March 15, 2006. The proposal must be in accordance with the provisions of Item 4 of Schedule 14C promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail—return receipt requested. Members who intend to present a proposal at the 2006 Annual Meeting of members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than March 15, 2006. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

“HOUSEHOLDING” OF PROXY MATERIALS.

The SEC has adopted rules that permit companies to satisfy delivery requirements for information statements with respect to two or more members sharing the same address by delivering a single information statement addressed to those members.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.  We household information materials, delivering a single information statement to multiple members sharing an address unless contrary instructions have been received from the affected members.  Once you have received notice from us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify us by sending a written request to South Dakota Soybean Processors, PO Box 500, 100 Caspian Ave., Volga, South Dakota 57071-0500 or by contacting us at (605) 627-9240.

OTHER MATTERS

The Board of Managers knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Marvin Hope
Marvin Hope President of the Board of Managers

May 31, 2005

TO BE CERTAIN THAT YOUR CAPITAL UNITS WILL BE REPRESENTED AT THE 2005 ANNUAL MEETING OF MEMBERS, WE URGE YOU TO ATTEND THE MEETING AND TO VOTE YOUR CAPITAL UNITS.

20

Exhibit A

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

February 15, 2005

IMPORTANT — PLEASE NOTE THE FOLLOWING

BEFORE YOU EXECUTE THE COUNTERPART SIGNATURE PAGE TO THIS OPERATING AGREEMENT AND BECOME A MEMBER, YOU ARE URGED TO READ THIS AGREEMENT THOROUGHLY AND ASK ANY QUESTIONS THAT YOU MAY HAVE.  This Operating Agreement contains many unique features and your rights may differ from those typically available to a shareholder of a corporation.  For example, you will be granted only one vote on matters submitted to a vote of members regardless of the number of capital units that you own and you will not have the right to vote by proxy.  You will also only be permitted to vote for members of the Board of Managers from the district in which you reside.

BY EXECUTING THE COUNTERPART SIGNATURE PAGE AND BECOMING A MEMBER, YOU WILL BE BOUND BY THE PROVISIONS OF THIS OPERATING AGREEMENT AND THE COMPANY’S ARTICLES OF ORGANIZATION, INCLUDING, WITHOUT LIMITATION, THE RESTRICTIONS ON THE DISPOSITION OF CAPITAL UNITS AND THE REDEMPTION PROVISIONS SET FORTH IN ARTICLE 4.

This Amended and Restated Operating Agreement of South Dakota Soybean Processors, LLC (formerly, Soybean Processors, LLC), dated as of December 2, 2004, is executed and agreed to, for good and valuable consideration, by the Company (as defined below) and its Members (as defined below).

ARTICLE 1

DEFINITIONS

As used in this Operating Agreement, the following terms have the following meanings:

1.1           “Act” means the South Dakota Limited Liability Company Act and any successor statute, as amended from time to time.

1.2           “Affiliate” of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such  Person whether through the ownership of voting securities, by contract or otherwise.

1.3           “Articles” means the Articles of Organization filed with the Secretary of State of South Dakota on October 12, 2001, by which South Dakota Soybean Processors, LLC was organized as a South Dakota limited liability company under and pursuant to the Act.

1.4           “Available Cash for Distribution” means the gross cash proceeds from Company operations, including the sale of Company property but excluding capital contributions and the proceeds of Company indebtedness, less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers in its sole discretion.  “Available Cash for Distribution” shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously established.

1.5           “Board of Managers” means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

1.6           “Bankrupt Member” means (except to the extent that the Board of Managers determines otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member’s or of all or any substantial part of the Member’s properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member’s consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

1.7           “Capital Account” has the meaning set forth in Section 5.5 of the Operating Agreement.

1.8           “Capital Contribution” means any actual contribution by a Member to the capital of the Company in the Reorganization or through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

1.9           “Capital Unit” or “Unit” means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

1.10         “Capital Unit Transfer System” means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

1.11         “Class A Members” means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

1.12         “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

1.13         “Committed Capital” means $20,837,637.00 for 14,129,250 Class A Capital Units to be issued with respect to Members receiving Class A Capital Units in the Reorganization, and, with respect to any additional Members, the purchase price of the Capital Units subscribed for in any subsequent offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

1.14         “Company” means South Dakota Soybean Processors, LLC (formerly, Soybean Processors, LLC), a manager-managed South Dakota limited liability company.

1.15         “Cooperative” means South Dakota Soybean Processors, a South Dakota cooperative corporation.

1.16         “Dispose,” “Disposing,” or “Disposition” means the sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

1.17         “Manager” means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

1.18         “Member” means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement.  Unless the context otherwise requires, the term “Member” shall include any Member’s representative in event of the death, incapacity, or liquidation of the Member.  Except as specifically stated otherwise, “Members” refers to all Class A Members.

1.19         “Member Agreement” means the agreement between each Member and the Cooperative requiring each Member to deliver to the Cooperative on an annual basis soybeans owned by the Member.

1.20         “Ownership Percentage” with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

1.21         “Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

1.22         “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

1.23         “Quarter” means any of the three-month periods (choose one option: (1) ending on March 31, June 30, September 30 and December 31, (2) beginning on January 1, April 1, July 1 and October 1) which shall be the periods set by the Board of Managers for the dates of permitted transfers for the transfer of Capital Units by Members and other Persons, and may be used for other administrative matters.

1.24         “Reorganization” means the exchange of all of the assets and liabilities of the Cooperative for the Class A Capital Units of the Company, the subsequent dissolution of the Cooperative and distribution of the Company’s Class A Capital Units to the Cooperative’s shareholders in liquidation of the Cooperative, and the adoption of this Operating Agreement concurrently therewith, all pursuant to the Plan of Reorganization dated December 10, 2001.

1.25         “Super Majority Vote” means, whenever applicable to a vote solely by the Managers and indicated in this Operating Agreement, the affirmative vote of two-thirds of the total number of Managers elected to the Board of Managers, or whenever applicable to a vote solely by the Members and indicated in this Operating Agreement, the affirmative vote of two-thirds of the Members voting on the matter at hand.

Other terms defined herein have the meanings so given them.

ARTICLE 2

ORGANIZATION

2.1           Formation. The Company has been organized as a South Dakota limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Dakota.

2.2           Name. The name of the Company is South Dakota Soybean Processors, LLC and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

2.3           Registered Office; Registered Agent, Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law.  The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota.  The Company may have such other offices as the Board of Managers may designate from time to time.

2.4           Purpose.  The purposes of the Company are to own and operate a soybean processing facility, to develop, own and/or operate other agricultural product processing and marketing enterprises, and any other purpose allowed under South Dakota law.

2.5           Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board of Managers, the Company’s officers (as specified in Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.6           Term. The Company commenced its existence on the date the Secretary of State of South Dakota issued a certificate of organization for the Company and shall continue in existence until dissolved.

2.7           Mergers and Exchanges.  The Company may be a party to (a) a merger, (b) a consolidation, or (c) an exchange or acquisition, subject to the requirements of this Operating Agreement.  Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set forth in Article 3.

2.8           No State-Law Partnership.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal income and state income tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

2.9           Fiscal Year.  After such time as the Reorganization is completed, the Company’s fiscal year shall end on December 31 of each year or such other date as the Board of Managers shall determine.

ARTICLE 3

MEMBERS

3.1           Members.

(a)           The initial Member of the Company is the Cooperative, whose Capital Units are being distributed to the Cooperative’s shareholders in the Reorganization concurrently with the adoption of this Operating Agreement.

(b)           Shareholders of the Cooperative receiving Capital Units in the Reorganization shall be admitted as Members without discretion of the Board Managers at such time as: (i) such Person has submitted to the Company a counterpart signature page agreeing to be bound by this Operating Agreement, and (ii) such Person has consented to the termination of such Person’s Member Agreement held by the Cooperative.  Until such time as a Person who acquires Capital Units in the Reorganization becomes a Member in accordance with the foregoing, such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement, but shall have no voting rights and such Person’s Capital Units shall become subject to optional redemption by the Company in accordance with Section 4.3 of this Operating Agreement on the anniversary of the Reorganization.

(c)           Additional Persons may be admitted as Members by acquiring a minimum of 2,500 Capital Units (i) from a Member in a Disposition in compliance with the provisions of this Operating Agreement, subject to Section 3.3, or (ii) directly from the Company if the Company offers to issue additional Capital Units.

(d)           Any Person who satisfies the requirements of this Operating Agreement may be a Member unless the Person lacks capacity apart from the Act.

3.2           Representations and Warranties.  Each Member represents and warrants to the Company and each other Member that:

(a)           if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

(b)           if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

(c)           if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee or other member thereof;

(d)           the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Operating Agreement by that Member have been duly taken;

(e)           the Member has duly executed and delivered this Operating Agreement; and

(f)            the Member’s authorization, execution, delivery and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

3.3           Admission of Additional Members.  No Person shall become a Member without the approval of the Board of Managers.  The Board of Managers may refuse to admit any Person as a Member in its sole discretion.  Additional Persons may be admitted to the Company in the discretion of the Board of Managers.  Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a written document including such Person’s: (a) address for notices, (b) agreement to be bound by this Operating Agreement, (c) one time administrative fee of $200.00,  and (d) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person.  The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

3.4           Interests in a Member.  A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code, or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company.  On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member’s Capital Units in accordance with Section 4.3 of this Operating Agreement.

3.5           Information.

(a)           In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.  Specifically, any Member and any designated representative thereof shall be permitted access to all records of the Company and may inspect and copy any of them.  The Company or its transfer agent shall maintain as part of its books and records and shall make available for inspection by any Member or the Member’s designated agent at the home office of the Company upon the request of the Member an alphabetical list of the names, addresses, and telephone numbers of the Members of the Company along with the number of Capital Units held by each of them (the “Member List”).  The Member List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Member List shall be mailed to any Member requesting the

Member List within ten days of the request.  The copy of the Member List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Company.  The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to Members’ voting rights.  If the officers or Managers of the Company neglect or refuse to exhibit, produce, or mail a copy of the Member List as requested, the officers and the Managers shall be liable to any Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List, and for actual damages suffered by any Member by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same as a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company.  The Company may require the Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Company.  The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law, or the laws of any state.

(b)           Notwithstanding the foregoing, the Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business.  Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member’s Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality.  The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

3.6           Liabilities to Third Parties.  Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

3.7           Withdrawal. A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

3.8           Lack of Authority.  No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers.

3.9           Classes and Voting.  Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be one class of Members.  The Board of Managers may establish additional classes or groups of one or more Members.

(a)           Class A Members.  Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members.  Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned.  All matters to be voted upon by the Class A Members shall require the affirmative vote of the majority of the Class A Members voting on the matter at hand, except that  (i) for matters to be voted upon under Section 3.9(b)(i)(ii) and (iii), a Super Majority Vote of the Class A Members voting on the matter at hand shall be the Act of the Class A Members and (ii) the election of individuals serving on the Board of Managers under Section 3.9(b)(iv) shall be determined by a vote of the plurality of the Class A Members voting from the individuals’ respective geographic districts in accordance with Section 8.4(a).

(b)           Voting.  Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) the sale, lease, exchange or other disposition of substantially all of the Company’s assets; (iii) voluntary dissolution of the Company; (iv) the election and removal of individuals serving on the Board of Managers; (v) an increase or decrease in the number of individuals serving on the Board of Managers; (vi) a change in the geographic boundaries of the districts from which Managers are elected; (vii) an amendment to the Articles or this Operating Agreement, (viii) other matters that are not the responsibility of the Board of Managers as provided herein; and (ix) any matters referred to a vote of the Members by the Board of Managers.

3.10         Place and Manner of Meeting.  All meetings of the Members shall be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Presence in person, or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11         Conduct of Meetings.  All meetings of the Members shall be presided over by the President.  All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

3.12         Annual Meeting.  The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers.  Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

3.13         Special Meetings.  A special meeting of the Members may be called at any time by the President or the Board of Managers.  A special meeting of the Members shall be called by the Secretary upon the request of 10% of the Class A Members.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

3.14         Notice.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers to each Member entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

(a)           If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

(i)            a plan of merger, consolidation or exchange;

(ii)           the sale, lease, exchange or other disposition of all, or substantially all, of the Company’s assets;

(iii)          the voluntary dissolution of the Company;

(iv)          the removal of any individual or individuals of the Board of Managers;

(v)           the increase or decrease in the number of individuals that serve on the Board of Managers;

(vi)          a change in the geographic boundaries of the districts from which Managers are elected; or

(vii)         the amendment of the Articles.

(b)           The notice for any Member meeting relating to any of the purposes listed in (a) above must be accompanied by a copy or summary of the respective:

(i)            plan of merger, consolidation or exchange;

(ii)           the transaction description for the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company’s assets;

(iii)          the plan of liquidation;

(iv)          identification of the individual or individuals whose removal from the Board of Managers is sought.

(v)           identification of the size of the Board of Managers proposed;

(vi)          identification of the proposed geographic boundaries of the districts from which Managers are elected; or

(vii)         the proposed amendment to the Articles.

3.15         Quorum of Members.  Ten percent of the first 100 Class A Members present in person or by written ballot at the meeting and five percent of additional Class A Members represented in person or by written ballot, shall constitute a quorum at a meeting of the Members.  The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

3.16         Closing Record Books and Fixing Record Data.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding 10 days.  If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting.  In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken.  If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

3.17         Fixing Record Dates for Ballots by Mail.  Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company.  If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

3.18         Proxies.  Voting by proxy shall not be allowed.

ARTICLE 4

DISPOSITION OF CAPITAL UNITS

4.1           General Restrictions on the Disposition of Capital Units.

(a)           No Disposition of Capital Units shall be valid except as specifically provided in this Article 4.  To be valid, a Disposition must be approved by the Board of Managers and comply with the Company’s Capital Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time.  The Capital Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units.  Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

(b)           The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received all required documentation in the form adopted by the Board of Managers. If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter following the Quarter in which such matters are approved by the Board of Managers. Upon the Disposition of all or a portion of a Member’s Capital Units, the Company shall transfer to the Member or Members who have acquired the Capital Units that proportion of the capital account of the Member effecting the Disposition which relates to the transferred Capital Units, including amounts representing previously earned but undistributed income and gains. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not become a Member (whether due to such Person’s failure to sign this Operating Agreement or the Board of Managers’ refusal to accept such Person as a Member upon a Disposition of Capital Units), such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement until such time as the Person becomes a Member or until such Person’s Capital Units are redeemed in accordance with Section 4.3 of this Operating Agreement.  Such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

(c)           The Board of Managers will not approve any Disposition unless (i) either (a) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (b) the Company has determined that the Disposition is exempt from registration under those laws; and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership status and being taxed as a C corporation within the meaning of the Code.

(d)           Any Person admitted to the Company upon a Disposition of Capital Units shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission on or before the thirtieth day after the receipt by that Person of the Company’s invoice for the amount due.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the legal rate of interest allowed under South Dakota law.

4.2           Tax Elections.  In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

4.3           Redemption.  The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

(a)           Whenever the Board of Managers by resolution, adopted in good faith and after due investigation, finds that any of the following defaults under the Operating Agreement exist and have not been remedied for a period of 24 months after providing written notice to the defaulting Person identifying the default, describing how such default may be cured and explaining the consequences of this redemption provision:

(i)            A Person who is not already a Member becomes the beneficial holder of Capital Units and fails to take such action as is necessary to become a Member in compliance with Sections 3.3 and 4.1 of this Operating Agreement; or

(ii)           A Member or other Person becomes the beneficial holder of less than 2,500 Capital Units and fails to either acquire sufficient additional Capital Units to comply with the minimum investment requirement set forth in Section 5.1(c) of this Operating Agreement or to dispose of the Capital Units; or

(iii)          A Member or other Person, and said Member’s or other Person’s Affiliates, becomes the holder of more than 1.5 percent of the issued and outstanding Capital Units and fails to dispose of a sufficient number of Capital Units to comply with the maximum investment limit set forth in Section 5.1(d) of this Operating Agreement.

(b)           Whenever the Board of Managers by resolution, adopted in good faith and after due investigation, finds that a Member has caused damage or harm to the Company and the other Members as a result of such Member’s (i) intentional or repeated violation of any of the provisions of the Articles or this Operating Agreement (other than the defaults set forth in paragraph (a) above), or (ii) material breach of the terms and conditions of any contract with the Company.

If the Company exercises its right to redeem a Member’s or other Person’s Capital Units pursuant to any of the above, the redemption of a Member’s or other Person’s Capital Units shall be effective upon written notice by the Company to the Member or other Person of such redemption following the satisfaction of all of the above conditions.  Upon surrender of such Member’s or Person’s Capital Units certificate (or satisfactory evidence of lost certificate), the Company shall then pay to such Member or Person the greater of (i) $0.20 per Capital Unit or (ii) the original purchase price paid upon issuance of such Capital Units less cumulative distributions paid with respect to such Capital Units through the date of redemption.  Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company.

ARTICLE 5

CAPITAL CONTRIBUTIONS

5.1           Class A Capital Units.

(a)           Issuance of Class A Units as Part of the Reorganization.  As part of the Reorganization, 14,129,250 Class A Capital Units are being issued to the Cooperative in exchange for all of the Cooperative’s assets and liabilities.  The Cooperative is being dissolved and the Class A Capital Units are being distributed to the shareholders of the Cooperative in proportion to the equity shares held by each shareholder of the Cooperative.  In the event any shareholder of the

Cooperative fails to execute a counterpart signature page of the Operating Agreement, or fails to consent to the termination of the shareholder’s Member Agreement, the Company shall have the right to redeem such Person’s Class A Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

(b)           Disposition of Class A Units following the Reorganization.  After completion of the Reorganization, Class A Members may Dispose of outstanding Class A Capital Units to any Person, subject to the other requirements of this Operating Agreement.  Class A Capital Units may only be Disposed of in increments of 250 Capital Units.

(c)           Minimum Investment.  A Class A Member must always own at least 2,500 Class A Capital Units, and no Person will be admitted as a Class A Member unless said Person holds at least 2,500 Class A Capital Units.  If a Person fails to meet this requirement, the Company may redeem the Class A Capital Units held by said Person as provided in Section 4.3.

(d)           Maximum Investment.  After completion of the Reorganization, no Person and said Person’s Affiliates may at any time hold more than 1.5 percent of the issued and outstanding Class A Capital Units.  If a Person violates this limit, the Company may redeem the Class A Capital Units held by said Person in excess of this limitation as provided in Section 4.3.

5.2           Additional Capital Units.  Additional Capital Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may include for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties.  If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Committed Capital proposed to be raised from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

5.3           Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution.  A Capital Contribution is not a liability of the Company or of any Member.  Members will not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contribution.

5.4           Advances by Members.  If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.3 hereof, any Member(s) that may agree to do so with the consent of the Board of Managers, as appropriate, may advance all or part of the needed funds to or on behalf of the Company.  An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

5.5           Capital Accounts.  A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations.  Each Member’s capital account shall be increased and decreased as follows:

(a)           Each Member’s capital account shall be increased by:  (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Article 6.

(b)           Each Member’s capital account shall be decreased by: (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

The foregoing provisions and the other provisions of this Operating Agreement relating to allocations of income, gain, loss or deductions, nonliquidating distributions, liquidating distributions and the maintenance of Capital Accounts, including and subject to Section 13.2 and 13.3 of this Operating Agreement, are intended to comply with Section 1.704-1(b) of the federal income tax regulations (“Treasury Regulations”), and shall be interpreted and applied in a manner consistent with the Treasury Regulations.  If the Board determines that it is necessary or appropriate to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitations, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with the Treasury Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 13 of this Operating Agreement upon the liquidation of the Company.  The Board also shall (i) make any adjustment that is necessary or appropriate to maintain proportionality between the Capital Account of any Member and the number of Capital Units held by such Member, including the allocation of book income, gain, loss or deduction in the event of the liquidation of the Company or of a Member’s entire interest in the Company so as to maintain such proportionality, (ii) make any adjustment that is necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet as computed for book purposes within the contemplation of and in accordance with Section 1.704-1(b)(2)(iv)(q) of the Treasury Regulations, and (iii) make any necessary or appropriate modification if unanticipated events might otherwise cause this Operating Agreement not to comply with Section 1.704-1(b) of the Treasury Regulations.  The Board shall cause the book values of the assets of the Company to be adjusted to equal their respective fair market values (taking Section 7701(g) of the Code into account) in the event of (A) the liquidation of the Company, (B) the liquidation of a Member’s interest in the Company for more than a de minimis distribution of Company money or property as consideration, (C) the acquisition of Capital Units in the Company by any person in exchange for more than a de minimis contribution to the Company of money or property, and (D) such other times as the Treasury Regulations may permit; provided that such an adjustment shall be made only if the Board determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company.

A Member who has more than one Capital Unit shall have a single Capital Account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired.  Upon the Disposition of a Capital Unit, that portion of the Capital Account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

ARTICLE 6

ALLOCATIONS AND DISTRIBUTIONS

6.1           Allocations and Distributions.  Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with Section 5.5 and this Article 6 of this Operating Agreement.

6.2           Distributions of Available Cash.

(a)           Distributions of Available Cash for Distribution shall be made to the Members for each fiscal year of the Company in accordance with the following provisions:

(i)            Tax Distribution.  To the Members in an aggregate amount equal to thirty percent of the Company’s net income for such fiscal year, as determined in accordance with generally accepted accounting principles and reported on the financial statements furnished to each Member pursuant to Section 8.21 of this Operating Agreement.  Provided, however, that no distribution pursuant to this Section 6.2(a) (i) will be made if the net income for such fiscal year does not exceed $500,000.00, unless the Board of Managers votes to make a distribution notwithstanding that the net annual income for such fiscal year does not exceed $500,000.00.

(ii)           Other Distributions.  Distributions in excess of the tax distribution made under Section 6.2(a)(i) of this Operating Agreement for any fiscal year may be made upon a vote of the Board of Managers.

(b)           Additional distributions, if any, including distributions in excess of Available Cash for Distribution, may be made as the Board of Managers shall determine in its sole discretion.

(c)           All distributions shall be made to Members ratably in proportion to their Ownership Percentages; provided, that with respect to Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year, distributions shall be pro rated in accordance with the proration of allocations among such other Members made with respect to such year under Section 6.6 of this Operating Agreement.

(d)           No distribution shall be made if the distribution violates or causes the Company to default under the terms of any of the Company’s credit facilities or debt instruments or violates Section 6.10 of this Operating Agreement.

6.3           Allocations of Income, Gain, Loss, Deductions, and Credits.  Except as otherwise provided in Section 5.5 or this Article 6 of this Operating Agreement, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

6.4           Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.  Notwithstanding the provisions of Section 6.3:

                                                (a)           Allocation of Gain.  Income or gain from the sale or other disposition of all or substantially all of the Company’s assets shall be allocated among the Members, first, in such respective amounts as shall cause each Member’s Capital Account  (increased by such amounts of income or gain) to bear a ratio to the aggregate Capital Account balance of all Members which, expressed as a percentage, is equal to such Member’s Ownership Percentage, and, thereafter, ratably in proportion to their respective Ownership Percentages.

(b)           Allocation of Loss.  Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

6.5           Regulatory Allocations and Allocation Limitations.  Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

(a)           Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations).  This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b)           Partner Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations.  This Section 6.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d)           Gross Income Allocations.  In the event that a deficit balance in a Member’s capital account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

(f)            Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g)           Members’ Shares of Excess Nonrecourse Debt.  The Members’ shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

(h)           Curative Allocations.  The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b).  Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.  For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(f) and (g).

6.6           Proration of Allocations.  All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year.  The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

6.7           Consent to Allocation.  Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

6.8           Distributions in Kind.  Except as provided by this Operating Agreement, a Member, regardless of the form of the Member’s Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

6.9           Right to Distributions.  A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

6.10         Limitation on Distributions.

(a)           Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company’s assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company’s assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act.

(b)           A Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

6.11         Tax Allocations:  Code Section 704(c).

(a)           In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such contributed property to the Company for federal income tax purposes and its book value (computed in accordance with Section 704(b) of the Code and the Treasury Regulations thereunder).

(b)           If the assets of the Company are revalued pursuant to Section 5.5 of this Operating Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes its book value (computed in accordance with Section 704(b) of the Code and the Treasury Regulations thereunder), in the same manner as allocations pursuant to Section 704(c) of the Code and the Treasury Regulations thereunder.

(c)           Allocations pursuant to Section 6.11(a) of this Operating Agreement shall be made using the “remedial allocation method” described in Section 1.704-3(d) of the Treasury Regulations (or successor regulation).  Allocations pursuant to Section 6.11(b) of this Operating Agreement shall be made as required or permitted by Section 1.704-3 of the Treasury Regulations pursuant to any method provided therein that may reasonably be chosen by the Board.  Any election or other decision relating to tax allocations under this Section 6.11 shall be made in any manner that the Board reasonably determines to reflect the purpose and intention of this Operating Agreement.  Allocations under this Section 6.11 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gains, losses, deductions or distributions under any provision of this Operating Agreement.

ARTICLE 7

OFFICERS

7.1           Number of Officers.  The officers of the Board of Managers shall be a President, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Managers.  The officers of the Company shall be a Chief Executive Officer and a Chief Financial Officer.  The Board of Managers shall appoint the Chief Executive Officer.  The Chief Executive Officer shall appoint the Chief Financial Officer.  Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers.  If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers for the Board of Managers.  The same individual may simultaneously hold more than one office on the Board of Managers.  A person must be a member of the Board of Managers and a Member of the Company or representative owner of a Member of the Company to serve as an officer of the Board of Managers.    A person need not be a member of the Board of Managers or a Member of the Company or representative of a Member of the Company to serve as an officer of the Company.

7.2           Appointment and Term of Office.  The officers of the Board of Managers shall be appointed by the Board of Managers for a term as determined by the Board of Managers.  If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members.  If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each officer shall hold office until the officer’s successor shall have been duly appointed, until the officer’s death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3.  The designation of a specified term does not grant to the officer any contract rights.  The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed “at will,” unless otherwise provided by a signed contract with the Company.  The officers of the Company shall be appointed by the Board of Managers for a term as determined by the Board of Managers.  If no term is specified, they shall hold office until removed by the Board of Managers or until they resign.

7.3           Removal of Officers.  Any officer or agent of the Board of Managers may be removed by a Super Majority Vote of the Board of Managers at any time, with or without cause.  The Board of Managers by a Super Majority Vote may remove the Chief Executive Officer at any time, with or without cause.  The Chief Executive Officer may remove the Chief Financial Officer at any time, with or without cause.  Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not of itself create contract rights.

7.4           The Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Company.  The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company authorized by the Board of Managers, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Operating Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers from time to time.  Notwithstanding the previous sentence, the Chief Executive Officer shall not have the authority to sign deeds, mortgages or debt instruments, except in cases where the signing and execution thereof shall be expressly delegated to the Chief Executive Officer by the Board of Managers, or for the borrowing of money in an amount not exceeding $50,000.00.

7.5           The Chief Financial Officer.  The Chief Financial Officer shall be the principal financial and accounting officer of the Company.  The Chief Financial Officer shall:

(a)           Have charge and custody of and be responsible for all funds and securities of the Company;

(b)           Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Managers; and

(c)           In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer.  If required by the Board of Managers or the Chief Executive Officer, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer’s duties in such sum and with such surety or sureties as the Board of Managers or Chief Executive Officer shall determine.

7.6           The President.  The President shall be the presiding officer of the Board of Managers.  The President shall, when present, preside at all meetings of the Members and of the Board of Managers.  The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, deeds, mortgages, bonds, contracts, debt instruments or other instruments, which the Board of Managers have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed.  The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, Certificates for Capital Units of the Company and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

7.7           The Vice-Presidents.  If appointed, in the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  If there is no Vice-President, then any member of the Board of Managers  shall perform such duties of the President.  Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the President or by the Board of Managers.

7.8           The Secretary.  The Secretary shall:

(a)           Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

(b)           See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

(c)           Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

(d)           When requested or required, authenticate any records of the Company;

(e)           Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

(f)            Sign with the President, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

(g)           Have general charge of the Capital Units transfer books of the Company; and

(h)           In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

7.9           Assistant Secretaries.  The Assistant Secretaries, when authorized by the Board of Managers, may sign with the President or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers.  The Assistant Secretaries , in general, shall perform such duties as shall be assigned to the Secretary, or by the President or the Board of Managers.

7.10         Designation of Tax Matters Partner.  The Chief Financial Officer is designated as the Tax Matters Partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code.  Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.  If at any time there is no Chief Financial Officer, or if the Chief Financial Officer does not own Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

7.11         Duties of Tax Matters Partner.

(a)           The Tax Matters Partner shall register the Company as a “tax shelter” with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

(b)           To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.10 and 7.11 only, the “Secretary”) the name, address, profit’s interest and taxpayer identification number of each Member.

(c)           To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a “tax audit” and such judicial proceeding referred to hereinafter as “judicial review”).

(d)           If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

7.12         Authority of Tax Matters Partner.  The Tax Matters Partner is hereby authorized, but not required:

(a)           To enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

(b)           In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final” adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company’s principal place of business is located, or the United States Court of Claims;

(c)           To intervene in any action brought by any other Member for judicial review of a final adjustment;

(d)           To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(e)           To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(f)            To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

(g)           To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

7.13         Expenses of Tax Matters Partner.  The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.  The payment of all such expenses shall be made before any distributions are made of Net Income from Operations, or any discretionary reserves are set aside by the Board of Managers.  The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of a Manager and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

7.14         Compensation.  The salaries and terms of employment of the Chief Executive Officer and of the officers of the Board of Managers shall be fixed from time to time by the Board of Managers.  The salaries and terms of employment of the other officers of the Company shall also be fixed from time to time by the Board of Managers or person designated by the Board of Managers.  Officers of the Board of Managers who are Members of the Company shall receive the same membership benefits that all other Members receive.  Officers of the Company and officers of the Board of Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8

MANAGEMENT

8.1           Management by Board of Managers.

(a)           Except for situations in which the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act, and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers, and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

(i)            To manage, supervise and conduct the day-to-day affairs of the Company.

(ii)           To direct the expenditure of the capital and profits of the Company in furtherance of the Company’s purposes.

(iii)          To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.

(iv)          To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Managers shall approve.

(v)           To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.

(vi)          To sell, dispose, abandon, trade or exchange assets (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company’s assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.

(vii)         To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that a majority of the disinterested Managers must determine that the transaction is fair and reasonable to the Company and any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.

(viii)        To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement.

(ix)           To amend this Operating Agreement in accordance with the provision of Section 14.10.

(b)           Except as otherwise provided in this Operating Agreement, all acts of the Board of Managers will be by majority vote of the disinterested Managers. The following acts shall require a Super Majority Vote of the disinterested Managers:

(i)            The removal of the Chief Executive Officer of the Company pursuant to Section 7.3;

(ii)           The removal of a Manager pursuant to Section 8.6; and

(iii)          The approval of any action taken by the Board of Managers in writing without a meeting of the Board of Managers pursuant to Section 8.14.

(c)           Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(b), without first obtaining the required approval of the Members.

(d)           For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a financial interest or affiliation in any contract or agreement to be approved by the Board of Managers.  A Manager who has a financial interest or affiliation in any contract or agreement shall not vote on such contract or agreement.  If a Manager is an Affiliate or immediate family member (spouse, parent, child, or sibling) of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.  A Manager shall not be prohibited from voting on the approval of any contract which is made available to all Members of the Company, such as a soybean delivery or similar agreement shall not be prohibited from voting on the approval of the Disposition of the Capital Units, and shall not be prohibited from voting on the approval of per diem and other compensation which is made applicable to all Managers pursuant to Section 8.20.

8.2           Actions by Managers; Committees; Delegation of Authority and Duties.

(a)           In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; (ii) through committees pursuant to Section 8.2(b); and (iii) through Managers and officers to whom authority and duties have been delegated pursuant to Section 8.2(c).

(b)           The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company.  Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the limitations set forth in the Act.  At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution.  The Board of Managers may dissolve any committee at any time.

(c)           Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

8.3           Registration and Transfer of Securities.  Securities and other property owned by the Company shall be registered in the Company’s name, in a nominee name, in any such case for the benefit of the Company.  Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company.  At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

(a)           that the Company is still in existence;

(b)           that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

(c)           that the person so signing is authorized to sign on behalf of the Company.

8.4           Number; Term of Office; Election.

(a)           The number of initial Managers of the Company shall be set at 21 until such time as the Members vote to change the number of Managers serving on the Board of Managers.  If the number of Managers is increased, the newly created Manager positions shall be filled at the next annual meeting by election by the Members.  If the number of Managers is decreased, then the decrease shall coincide with an annual or special meeting and all Managers shall be subject to reelection by the Members.  Each initial Manager shall hold office according to the provisions of Section 8.4(b) unless such Manager resigns, dies, or becomes disabled.

(b)           A person must be a Member or a representative owner of a Member of the Company to be elected to the Board of Managers.  Each initial Manager shall serve on the Company’s Board of Managers until his term would have expired on the Cooperative’s board of directors, resulting in staggered elections of seven Managers annually.  Thereafter each Manager shall be elected to office by the Members for a term of three years or until the Manager’s earlier resignation or removal.  No Manager may serve more than three consecutive three year terms on the Board of Managers, and the original terms of the initial Managers’ as directors of the Cooperative shall be included in calculating length of service.  If a Manager’s term expires, the Manager shall continue to serve until the Manager’s successor shall have been elected and qualified.  If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager’s length of service.

(c)           At each annual meeting one Manager shall be elected from each of seven geographic districts.  The seven geographic districts are those originally set by the board of directors of the Cooperative.  It is intended that each of the seven geographic districts have approximately equal numbers of Members located in each district.  Boundaries of districts may be changed by a majority vote of the Members at an annual or special meeting of the Members.  However, if the boundaries are changed by a vote taken at an annual meeting, the change of district boundaries shall not be effective until adjournment of the annual meeting so that the election of Managers to be held during said annual meeting shall be completed under the former district boundaries.

(d)           If a representative of a Member that is a partnership, firm, corporation, limited liability company, unincorporated association or cooperative is seeking election to the Board of Managers, the representative owner of a Member of the Company shall seek election within the district in which the Member is located.  For the purpose of electing Managers, a Member shall be deemed to be located in a given district if the Member’s principal residence is located within the district for a Member that is an individual, and if the Member’s chief executive office is located within the district for a Member that is a partnership, firm, corporation, limited liability company, unincorporated association or cooperative.  If a Manager’s principal residence or the Member’s chief executive office, whichever is applicable, should change from one district to another during a Manager’s term, because of a change in location of the principal residence or chief executive office, whichever is applicable, or because the Members vote to change the boundaries of a Manager’s district, said Manager may complete his or her term, but may not seek re-election within the former district upon completion of the current term.

(e)           A Manager shall be elected by a plurality of the votes cast by the Members from the Manager’s district voting in the election, with each Member having one vote per position and no cumulative voting.  Other aspects of the election process shall be determined by the Board of Managers in advance of the annual election.

8.5           Death or Disability of Managers.  Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers may be filled in accordance with Section 8.8.

8.6           Removal.  Managers may be removed for any reason at any annual or special meeting of Members by the affirmative vote of the majority of the Members.  The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting by vote of the Members represented at such meeting.  Managers may also be removed for any reason by a Super Majority Vote of the Board of Managers.  The vacancy caused by such removal by the Board of Managers may be filled by the remaining members of the Board of Managers as provided in Section 8.8 of this Operating Agreement.

8.7           Resignations. Any Manager may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

8.8           Vacancies.  Any vacancy occurring in the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers.  A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of

Members held for the purpose of electing Managers, at which time, the Members shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position.  Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

8.9           Place and Manner of Meetings.  Meetings of the Board of Managers, regular or special, may be held either within or without the State of South Dakota.  Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.10         First Meeting.  The first meeting of the newly elected Managers shall be held without further notice within 60 days following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

8.11         Regular Meeting of Board of Managers.  A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

8.12         Special Meeting of Board of Managers.  The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the President, Chief Executive Officer, or by any three of the Managers.  Such special meeting shall be held at the time specified in the notice of the meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

8.13         Notice of Board of Managers’ Meetings.  All special meetings of the Board of Managers shall be held upon two 2 days’ written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, or upon five days’ written notice by mail, at the direction of the President, Chief Executive Officer, the Secretary, or Managers calling the meeting.

8.14         Action Without Meeting.  Any action that can be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a Super Majority Vote of the Board of Managers.  Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

8.15         Quorum; Majority Vote.  At all meetings of the Board of Managers, a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business.  Except as otherwise provided in this Operating Agreement, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers.  If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

8.16         Approval or Ratification of Acts or Contracts. The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

8.17         Interested Managers, Officers and Members.  No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Managers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction.  Subject to 8.1(d), only disinterested Managers may vote on any particular matter or issue.

8.18         Expenses of the Company.

(a)           General and Administrative Expenses.  All expenses of the Company shall be billed to and paid by the Company.  The Managers may be reimbursed for the actual cost of goods and services used for or by the Company.  Managers may be reimbursed for administrative services and costs incurred by the Manager that are incidental to the Manager’s role as a Manager of the Company and necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager’s actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles.  No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

(b)           Organizational and Reorganization Expenses.  Organization expenses incurred in connection with the formation of the Company and all expenses in connection with the Reorganization will be charged to and borne by the Company.  To the extent any such organization and reorganization expenses have been paid by the Board of Managers, the Board of Managers will be reimbursed in a like amount by the Company.  Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including litigation.

8.19         Procedure.  The Board of Managers shall keep regular minutes of its proceedings.  The minutes shall be placed in the minute book of the Company.

8.20         Compensation.  The members of the Board of Managers shall receive per diem or other compensation for attending meetings and serving as a Manager as determined by the Board of Managers.  Managers who are Members of the Company shall receive the same membership benefits that all other Members receive.  Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

8.21         Reports of Financial and Tax Information to Members.

(a)           Financial Information.  Not later than ninety days after the end of each fiscal year of the Company, each Member will be furnished with an annual report of the business and operations of the Company during such fiscal year, which annual report shall constitute the accounting of the Board of Managers for the fiscal year.  The annual report will contain financial statements, including a balance sheet, statement of operations, statement of changes in Members’ equity and cash flows.  The annual report will include the amount and nature of any compensation paid to the officers and Managers and their Affiliates during the period, including a description of the services performed in relation thereto, and will otherwise be in such form and have such content as the Board of Managers deems proper.

(b)           Tax Information.  Appropriate tax information will be delivered to each Member within ninety days after the end of each fiscal year.  In addition, concurrently with the delivery of such information, there shall be furnished adequate information relating to the Company’s operations to enable each Member to complete and file all federal, state and local estimated tax returns that may be required of the Member.

ARTICLE 9

INDEMNIFICATION

9.1           Indemnification.  The Company shall indemnify an officer, Member, Manager, former Member, a former officer or a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason  of being or having been such officer, Member or Manager, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company under Section 9.2 of this Operating Agreement.  Notwithstanding anything to the contrary above,

(a)           the Company shall not provide for indemnification of an officer, Member or Manager for any liability or loss suffered by an officer, Member or Manager, nor shall it provide that an officer, Member or Manager be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:  (i) the Board of Managers has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the officer, Member or Manager was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) gross negligence or misconduct if the person to be indemnified is an independent Member or Manager or (B) negligence or misconduct if the person to be indemnified is an officer or is not an independent Member or Manager; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Members; and

(b)           an officer, Member or Manager shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange

Commission and of the published position of any state securities regulatory authority in which securities of the corporation were offered or sold as to indemnification for violations of securities laws.

9.2           Liability of Company.  To the full extent permitted by South Dakota law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Person’s capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer, Member or Manager to the extent the officer, Member or Manager is found liable for:

(a)           a breach of the duty of loyalty to the Company or its Members;

(b)           an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves (i) gross negligence or misconduct if the person to be indemnified is an independent Member or Manager, (ii) negligence or misconduct if the person to be indemnified is an officer or is not an independent Member or Manager, (iii) misconduct or (iv) a known violation of the law;

(c)           a transaction from which the officer, Member or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer’s Member’s or Manager’s office; or

(d)           an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

9.3           Advance Payment.  The advancement of Company funds to an officer, Member or Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Member or the legal action is initiated by a Member acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the officer, Member or Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such officer, Member or Manager is found not to be entitled to indemnification.

9.4           Insurance.  The Company may purchase and maintain insurance on behalf of any Person who is or was an officer, Member, Manager, employee, or agent of the Company, or is or was serving at the request of the Company as an officer, Member, Manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, provided, that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the Company under this Article 9.

9.5           Prospective Amendment of Liability and Indemnity.  Any repeal or amendment of this Article by the Members or Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification, or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

9.6           Non-Exclusive Liability and Indemnity.  The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10

CAPITAL UNIT CERTIFICATES

10.1         Certificates For Membership.  Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the President or the Vice President and by the Secretary or assistant Secretary.  All certificates for Membership shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or cancelled, or until alternative provisions satisfactory to the Company have been made.

10.2         Transfer of Certificates.  Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the Member’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate.  The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

10.3         Loss or Destruction of Certificates. In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

10.4         Certificate Regulations.  The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars.  The Company may act as its own transfer agent and registrar.

10.5         Transfer of Membership.  Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Units Transfer System.

10.6         Legends.  The Board of Managers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer, or other restrictions or obligations contained herein.

ARTICLE 11

BANKRUPTCY OF A MEMBER

Subject to this Article 11, if any Member becomes a Bankrupt Member, the Bankrupt Member’s Capital Units shall be offered for sale through the Capital Units Transfer System at a price reasonably low enough to generate a sale.  The payment to be made to the Bankrupt Member or its representative as a result of such sale pursuant to this Article 11 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.  If such a sale of the Bankrupt Member’s Capital Units is not completed, or not allowed by the Bankruptcy Court, then any Person who becomes the successor of the Bankrupt Member’s interest in such Capital Units shall take such Capital Units subject in all respects to this Operating Agreement, and the failure to comply with the terms and conditions hereof may result in the redemption of such Capital Units pursuant to Section 4.3

ARTICLE 12

DISSOLUTION

12.1         Dissolution and Winding-Up.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a)           the consent of a Super Majority Vote of the Members;

(b)           an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

(c)           on application by a Member or a dissociated Member, upon entry of a judicial decree that:

(i)            the economic purpose of the Company is likely to be unreasonably frustrated;

(ii)           it is not otherwise reasonably practicable to carry on the Company’s business in conformity with the Articles  and this Operating Agreement; or

(iii)          the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent  or unfairly prejudicial to the petitioning Member.

12.2         Continuation.  Except upon application and receipt of a judicial decree as provided in Section 12.1(c), no Member has the right to dissociate from the Company.  The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13

LIQUIDATION AND TERMINATION

13.1         Liquidation and Termination.  On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act.  The costs of liquidation shall be borne as a Company expense.  Liquidation proceeds, if any, shall first be used to pay the Company’s obligations and liabilities.

13.2         Application and Distribution of Proceeds on Liquidation.  Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company’s assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof.  If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation.  If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation.  The assets of the Company shall be applied and distributed in the following order of priority:

(a)           to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

(b)           to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

(c)           to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company’s assets.

13.3         Deficit Capital Account Balances.  Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s capital account to zero.

13.4         Articles of Dissolution.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of South Dakota and take such other actions as may be necessary to terminate the Company.

ARTICLE 14

GENERAL PROVISIONS

14.1         Books and Records.  The Company shall maintain those books and records as provided by the Act, Section 3.5 of this Operating Agreement and as it may deem necessary or desirable.  Subject to the provisions of Section 3.5 of this Operating Agreement, every Member shall at all times have access to the books and records of the Company and may inspect and copy any of them.

14.2         Headings.  The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

14.3         Construction and Severability.  Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely.  All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes.  If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)           The remainder of this Operating Agreement shall be considered valid and operative; and

(b)           Effect shall be given to the intent manifested by the portion held invalid or inoperative.

14.4         Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.5         Binding Effect.  Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

14.6         Governing Law/Jurisdiction.  THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA.  THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATES OF SOUTH DAKOTA OR MINNESOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN SOUTH DAKOTA OR MINNESOTA.

14.7         Further Assurances.  In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

14.8         Counterparts.  This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

14.9         Conflicting Provisions.  To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced.  Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

14.10       Amendments.  Amendments to the Articles may only be made by the Members.  This Operating Agreement may be amended by the Members.  This Operating Agreement may also be amended by the Board of Managers subject to the following requirements:

(a)           The Board of Managers may not adopt, amend or repeal a provision in this Operating Agreement, if the Members in adopting, amending or repealing a provision in this Operating Agreement expressly provide that the Board of Managers may not amend or repeal the provision; and

(b)           The adoption, amendment or repeal of any provision in this Operating Agreement by the Board of Managers must be approved by the Members at the next annual meeting of Members, but said provision as adopted, amended or repealed by the Board of Managers shall remain effective in any event until such annual meeting is held.  If the Members fail to approve at the next annual meeting of the Members, the provision as adopted, amended or repealed by the Board of Managers, said provision shall become null and void as of the close of the annual meeting.

EXHIBIT B

Member Proposal from A. Arnold Stelter

A. Arnold Stelter, whose address is 1177 610th St., Echo, Minnesota 56237 and who is the owner of 22,500 capital units, submitted the following resolution:

                WHEREAS, Section 8.4(b) of SDSP’s Operating Agreement prohibits any member of the Board of Mangers (the “Board”) from serving more than three consecutive three-year terms on the Board.

                WHEREAS, if Section 8.4(b) is not amended by 2006, the 21-person Board will be comprised of 18 new members elected over the last three years.  This is an 85% turnover in a 3 year period.  Also if not amended every 9 years we will have a potential for a complete turnover of the Board over a 3 year period.

                THEREFORE,

BE IT RESOLVED, that the Members of SDSP vote at the next Annual Meeting to amend Section 8.4(b) of SDSP’s Operating Agreement to permit managers to serve no more than four consecutive three-year terms on the Board of Managers.

                SUPPORTING STATEMENT

                SDSP needs continuity and stability among its Board of Managers to be an effective company.  The current Board term limits may prevent SDSP from achieving this objective This Resolution, while retaining term limits, will allow for a more orderly turnover in the Board of Managers.

                THEREFORE, please vote FOR this Resolution.

/s/ A. Arnold Stelter

EXHIBIT C

Member Proposal from Gary Wertish

Gary Wertish, whose address is 26416 County Road 17, Renville, Minnesota 56284 and who is the owner of 135,000 capital units submitted the following resolution:

                WHEREAS, Section 6.2(a)(i) of SDSP’s Operating Agreement states that 30% of the company’s net income shall be made as cash distribution to the members each fiscal year.

                WHEREAS, Section 6.2(a)(i) of SDSP’s Operating Agreement concerning the cash distribution if not amended, will not return enough to the members to cover their Federal and State tax liabilities and also give them a return on their investment.

                WHEREAS, Section 6.2(a)(i) of SDSP’s Operating Agreement should be amended because, for SDSP to be a strong company that benefits the members, it needs to return the profits back to the members.

                THEREFORE,

BE IT RESOLVED, that the Members of SDSP vote at the next Annual Meeting to amend Section 6.2(a)(i) of SDSP’s Operating Agreement to change the tax distribution paid out to the Members to 80% of the company’s net income each fiscal year.

                SUPPORTING STATEMENT

                It has been SDSP’s history to pay out 80% of the Company profits back to the members and, for SDSP to remain a strong member owned Company we need to have formal policy in place that continues that payment level to the member owners.  This change will also encourage new investment into SDSP because potential new investors will not only look at the financial condition, management and business plans of the Company but, will also look at policies in place for them to get a return on their investment.  This payment level in the Company’s Operating Agreement will provide stability and, increase the value of the Class A Capital Units by, creating an incentive to own Units.  SDSP’s Operating Agreement still has financial protections in place for the Company including:

•    Section 6.2(a)(i) that restricts the Company from paying to the members if net income does not exceed $500,000 for that fiscal year unless, the Board of Mangers votes to make a cash distribution.

•      Section 6.2(d) that states “No distribution shall be made if the distribution violates or causes the Company to default under the terms of any of the Company’s credit facilities or debt instruments.”

Finally, it is very important for SDSP to continue to be a well run financially strong Company that is a benefit to the members, this proposed amendment assures the continued strength of the Company and the Class A Capital Units.

THEREFORE, please vote FOR this Resolution.

/s/ Gary Wertish